Exhibit 99.1

FOR IMMEDIATE RELEASE

REalloys Signs Definitive Long-Term Rare Earth Offtake Agreement with Critical Metals Corp. for 15% of Tanbreez Phase 1 Production

Definitive agreement secures U.S.-aligned heavy rare earth supply from one of the largest known HREE deposits globally; advances REalloys’ mine-to-magnet strategy for U.S. defense and critical industrial markets

EUCLID, OHIO — May 21, 2026 — REalloys Inc. (NASDAQ: ALOY) (“REalloys” or the “Company”) today announced that it has entered into a definitive long-term rare earth product offtake agreement (the “Offtake Agreement”) with Critical Metals Corp. (NASDAQ: CRML) (“CRML”) covering 15% of monthly Phase 1 production from CRML’s Tanbreez Project in southern Greenland, subject to a ±5% per-delivery operational variance. The Offtake Agreement was executed on May 20, 2026 and replaces and supersedes the non-binding letter of intent previously announced by the parties. Production from any subsequent phase of CRML’s Tanbreez Project is excluded from the scope of the Offtake Agreement.

The Offtake Agreement establishes a long-term, U.S.-aligned source of heavy rare earth element (“HREE”) feedstock for REalloys’ downstream separation, metallization, and magnet manufacturing operations, and is a foundational component of the Company’s mine-to-magnet strategy serving the U.S. Department of Defense, the U.S. Department of Energy, NASA, the U.S. Defense Industrial Base, and the broader U.S. Organic Industrial Base.

Key Commercial Terms

●	Volume. 15% of monthly Phase 1 production from the Tanbreez Project, subject to a ±5% per-delivery operational variance.

●	Phase 1 Capacity. CRML has publicly disclosed Phase 1 nameplate capacity of up to 15,000 metric tons of rare earth concentrate per annum.

●	Term. Initial 15-year term commencing with first commercial delivery, with extension provisions.

●	Pricing. Market-referenced formula pricing with floor-price protection on specified payable elements. Certain payable percentages, recovery assumptions, and floor prices remain subject to finalization in accordance with the terms of the Offtake Agreement.

●	Specifications and Qualifications. Concentrate must meet agreed product specifications and pass REalloys’ qualification protocols prior to commercial deliveries.

●	Long Stop Date. The Offtake Agreement is subject to a five-year-long stop date, after which either party may terminate if first commercial delivery has not occurred.

Tanbreez Project — Ownership and Permitting Milestones

In April 2026, the Government of Greenland approved the transfer of the final 50.5% interest in Tanbreez Mining Greenland A/S to CRML, bringing CRML’s total ownership of the Tanbreez Project to 92.5%. The Tanbreez deposit is recognized in CRML’s public technical disclosures as one of the largest known HREE deposits globally, with significant content of dysprosium and terbium — the two heavy rare earth elements most critical to high-temperature permanent magnets used in defense, aerospace, and electric mobility applications.

REalloys’ Diversified Feedstock and Processing Network

The Offtake Agreement complements REalloys’ broader portfolio of rare earth supply, processing, and downstream relationships, including:

●	Hoidas Lake (Saskatchewan, Canada) — 100% REalloys-owned rare earth deposit;

●	Saskatchewan Research Council Rare Earth Processing Facility (Saskatoon) — separation and processing relationship;

●	U.S. Critical Materials Corp. (Sheep Creek, Montana) — strategic alliance and offtake commitment covering one of the highest-grade rare earth deposits in the United States;

●	St George Mining Limited (Araxá, Brazil) — supply collaboration; and

●	AltynGroup (Kokbulak, Kazakhstan) — supply collaboration.

Together with the Tanbreez offtake, these relationships are designed to deliver a diversified, allied-nation feedstock base supporting REalloys’ projected production of dysprosium, terbium, and neodymium metals and alloys at a commercial scale beginning in January 2027 — ahead of the January 1, 2027 effective date of expanded U.S. federal procurement restrictions on Chinese rare earth content.

Management Commentary

Leonard Sternheim, Chief Executive Officer of REalloys, said:

“The Offtake Agreement with Critical Metals is a definitive contractual milestone for REalloys and a critical building block of our mine-to-magnet strategy. We believe that securing a long-term, allied-nation source of heavy rare earth concentrate from Tanbreez — alongside our existing relationships at Hoidas Lake, Sheep Creek, Saskatoon, Araxá, and Kokbulak — positions REalloys to deliver qualified, compliant rare earth metals and alloys to the U.S. Department of Defense, NASA, and U.S. industrial customers as expanded federal procurement restrictions take effect.”

Tony Sage, Executive Chairman of Critical Metals Corp., said:

“REalloys represents an important potential downstream partner for Tanbreez and for the broader development of a Western-aligned rare earth supply chain. This agreement establishes a structured pathway for the parties to reduce and eventually eliminate reliance on China for rare earths, especially heavy rare earths where almost all of it comes from China.”[1]

Disclosure Information

REalloys uses its website (https://realloys.com) and its investor relations page as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Investors are encouraged to review the information posted on these channels in addition to following REalloys’ press releases, SEC filings, and public conference calls and webcasts.

About REalloys Inc.

REalloys Inc. (NASDAQ: ALOY) is a U.S.-based rare earth materials company executing a mine-to-magnet strategy across upstream feedstock, midstream separation and metallization, and downstream magnet manufacturing. REalloys is focused on delivering qualified, allied-nation rare earth metals and alloys — including dysprosium, terbium, and neodymium — to the U.S. Department of Defense, the U.S. Department of Energy, NASA, the U.S. Defense Industrial Base, and the broader U.S. Organic Industrial Base. The Company is headquartered in Boca Raton, Florida, with operational activities centered in Euclid, Ohio.

About Critical Metals Corp.

Critical Metals Corp. (NASDAQ: CRML) is a critical minerals development company. Its flagship asset is the Tanbreez Project in southern Greenland, recognized as one of the largest known heavy rare earth element deposits globally. Additional information is available at https://criticalmetalscorp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding the Offtake Agreement and its expected commercial, operational, and strategic benefits; the timing, volume, specifications, pricing, and other terms of deliveries under the Offtake Agreement; CRML’s Tanbreez Project, including its expected Phase 1 nameplate capacity, production timing, and resource characteristics; REalloys’ projected production of dysprosium, terbium, and neodymium metals and alloys at commercial scale beginning in January 2027; REalloys’ relationships with Hoidas Lake, the Saskatchewan Research Council, U.S. Critical Materials Corp., St George Mining Limited, and AltynGroup; the expected effects of U.S. federal procurement restrictions on Chinese rare earth content effective January 1, 2027; and REalloys’ broader mine-to-magnet strategy.

These statements are based on management’s current expectations and assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially, including, without limitation: failure of Tanbreez concentrate to meet REalloys’ product specifications or to pass REalloys’ qualification protocols; the fact that certain payable elements, payable percentages, recovery assumptions, and floor prices under the Offtake Agreement remain subject to finalization; the five-year long stop date termination provision; risks relating to permitting, construction, financing, and operation of the Tanbreez Project and of REalloys’ downstream facilities; compliance with ITAR, EAR, Section 889-equivalent, and other U.S. federal procurement and export-control requirements; commodity-price volatility; the Company’s history of losses and going-concern considerations; the Company’s status as an emerging growth company and smaller reporting company; and the other risks and uncertainties described in REalloys’ filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements speak only as of the date of this release. REalloys undertakes no obligation to update any forward-looking statement except as required by applicable law.

Investor and Media Contact

REalloys Inc.
7280 W. Palmetto Park Rd., Suite 302N
Boca Raton, FL 33433
(972) 726-9203
Contact: Sarah Riley, Director of IR and Communications
Email: sarah.riley@realloys.com
Website: https://realloys.com

1.	Quote attributed to Critical Metals Corp.; included in this release with CRML’s consent in connection with the parties’ coordinated announcement.

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